CAMDEN PROPERTY TRUST ANNOUNCES FIRST QUARTER 2019 OPERATING RESULTS

Houston, Texas (May 2, 2019) - Camden Property Trust (NYSE:CPT) announced today operating results for the three months ended March 31, 2019. Net Income Attributable to Common Shareholders (“EPS”), Funds from Operations (“FFO”), and Adjusted Funds from Operations (“AFFO”) for the three months ended March 31, 2019 are detailed below. A reconciliation of EPS to FFO is included in the financial tables accompanying this press release.

	Three Months Ended
	March 31
Per Diluted Share	2019	2018
EPS	$0.40	$0.41
FFO	$1.22	$1.15
AFFO	$1.12	$1.04

	Quarterly Growth	Sequential Growth
Same Property Results	1Q19 vs. 1Q18	1Q19 vs. 4Q18
Revenues	3.7%	0.8%
Expenses	3.8%	3.5%
Net Operating Income ("NOI")	3.6%	(0.6)%

Same Property Results	1Q19	1Q18	4Q18
Occupancy	95.8%	95.4%	95.8%

“We are pleased to report another quarter of strong performance, with same property growth and FFO per share slightly better than anticipated,” said Richard J. Campo, Camden’s Chairman and CEO.  “As a result, we are raising the midpoints of our 2019 guidance for both same property revenue and same property NOI growth to 3.4% each, an improvement of 10 basis points for each category. We are maintaining the midpoint of our 2019 FFO guidance at $5.07 per share, as we expect the impact of our recent equity offering to be offset by our improved same property growth outlook as well as the adjusted timing of real estate and capital market transactions.”

For 2019, the Company defines same property communities as communities owned and stabilized since January 1, 2018, excluding communities under redevelopment and properties held for sale. A reconciliation of net income to NOI and same property NOI is included in the financial tables accompanying this press release.

Development Activity
Construction was completed during the quarter at Camden North End I in Phoenix, AZ and Camden Grandview II in Charlotte, NC, and lease-up was completed at Camden Shady Grove in Rockville, MD. The Company also commenced construction at Camden North End II in Phoenix, AZ.

Development Communities - Construction Completed and Projects in Lease-Up ($ in millions)

		Total	Total	% Leased
Community Name	Location	Units	Cost	as of 4/30/2019
Camden Washingtonian	Gaithersburg, MD	365	$87.8	86%
Camden McGowen Station	Houston, TX	315	90.7	76%
Camden North End I	Phoenix, AZ	441	97.2	63%
Camden Grandview II	Charlotte, NC	28	22.0	36%
Total		1,149	$297.7

Development Communities - Construction Ongoing ($ in millions)

		Total	Total
Community Name	Location	Units	Budget
Camden RiNo	Denver, CO	233	$75.0
Camden Downtown I	Houston, TX	271	132.0
Camden Lake Eola	Orlando, FL	360	120.0
Camden Buckhead	Atlanta, GA	365	160.0
Camden North End II	Phoenix, AZ	343	90.0
Total		1,572	$577.0

Acquisition/Disposition Activity
During the quarter, the Company acquired Camden Old Town Scottsdale, a 316-home apartment community located in Scottsdale, AZ for approximately $97.1 million.

Subsequent to quarter-end, Camden acquired approximately 4.3 acres of land in Charlotte, NC for approximately $10.9 million for the future development of approximately 400 apartment homes, and acquired Camden Rainey Street, a 326-home apartment community located in Austin, TX for approximately $120.4 million.

Capital Markets Transactions
During the quarter, Camden completed a public offering of 3,375,000 common shares for net proceeds of approximately $328.4 million. The Company also retired approximately $439.3 million of secured mortgage debt with a weighted average interest rate of 5.2%.

In addition, Camden amended and restated its unsecured credit facility, extending the maturity date to March 2023 with two 6-month extension options and increasing the size of its facility to $900 million.

Earnings Guidance
Camden updated its earnings guidance for 2019 based on its current and expected views of the apartment market and general economic conditions, and provided guidance for second quarter 2019 as detailed below.

	2Q19	2019	2019 Midpoint
Per Diluted Share	Range	Range	Current	Prior	Change
EPS	$0.39 - $0.43	$1.56 - $1.72	$1.64	$1.61	$0.03
FFO	$1.24 - $1.28	$4.99 - $5.15	$5.07	$5.07	$0.00

	2019	2019 Midpoint
Same Property Growth	Range	Current	Prior	Change
Revenues	3.00% - 3.80%	3.40%	3.30%	0.10%
Expenses	2.95% - 3.75%	3.35%	3.25%	0.10%
NOI	2.60% - 4.20%	3.40%	3.30%	0.10%

Camden intends to update its earnings guidance to the market on a quarterly basis. Additional information on the Company’s 2019 financial outlook and a reconciliation of expected EPS to expected FFO are included in the financial tables accompanying this press release.

Conference Call
Friday, May 3, 2019 at 10:00 AM CT
Domestic Dial-In Number: (888) 317-6003; International Dial-In Number: (412) 317-6061
Passcode: 4687275
Webcast: https://services.choruscall.com/links/cpt190503.html

Supplemental financial information is available in the Investors section of the Company’s website under Earnings Releases or by calling Camden’s Investor Relations Department at (713) 354-2787.

Forward-Looking Statements
In addition to historical information, this press release contains forward-looking statements under the federal securities law. These statements are based on current expectations, estimates, and projections about the industry and markets in which Camden (the “Company”) operates, management's beliefs, and assumptions made by management. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties which are difficult to predict. Factors which may cause the Company’s actual results or performance to differ materially from those contemplated by forward-looking statements are described under the heading “Risk Factors” in Camden’s Annual Report on Form 10-K and in other filings with the Securities and Exchange Commission (SEC). Forward-looking statements made in today’s press release represent management’s current opinions at the time of this publication, and the Company assumes no obligation to update or supplement these statements because of subsequent events.

About Camden
Camden Property Trust, an S&P 400 Company, is a real estate company primarily engaged in the ownership, management, development, redevelopment, acquisition, and construction of multifamily apartment communities. Camden owns interests in and operates 165 properties containing 56,271 apartment homes across the United States. Upon completion of 5 properties currently under development, the Company’s portfolio will increase to 57,843 apartment homes in 170 properties. Camden was recently named by FORTUNE Magazine for the 12th consecutive year as one of the 100 Best Companies to Work For® in America, ranking #19.

For additional information, please contact Camden’s Investor Relations Department at (713) 354-2787 or access our website at camdenliving.com.

CAMDEN	OPERATING RESULTS
(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2019	2018
OPERATING DATA

Property revenues (a)	$248,567	$230,683

Property expenses
Property operating and maintenance	56,948	53,916
Real estate taxes	33,890	30,049
Total property expenses	90,838	83,965

Non-property income
Fee and asset management	1,843	1,998
Interest and other income	298	793
Income/(Loss) on deferred compensation plans	10,356	(205)
Total non-property income	12,497	2,586

Other expenses
Property management	6,657	6,639
Fee and asset management	1,184	965
General and administrative	13,308	12,223
Interest	20,470	20,374
Depreciation and amortization	80,274	70,224
Expense/(Benefit) on deferred compensation plans	10,356	(205)
Total other expenses	132,249	110,220

Equity in income of joint ventures	1,912	1,829
Income from continuing operations before income taxes	39,889	40,913
Income tax expense	(168)	(388)
Net income	39,721	40,525
Less income allocated to non-controlling interests from continuing operations	(1,108)	(1,130)
Net income attributable to common shareholders	$38,613	$39,395

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
Net income	$39,721	$40,525
Other comprehensive income
Unrealized gain (loss) on cash flow hedging activities	(5,938)	3,601
Reclassification of net (gain) loss on cash flow hedging activities, prior service cost and net loss on post retirement obligation	(375)	35
Comprehensive income	33,408	44,161
Less income allocated to non-controlling interests from continuing operations	(1,108)	(1,130)
Comprehensive income attributable to common shareholders	$32,300	$43,031

PER SHARE DATA

Total earnings per common share - basic	$0.40	$0.41
Total earnings per common share - diluted	0.40	0.41

Weighted average number of common shares outstanding:
Basic	96,892	95,067
Diluted	97,041	96,046

(a) Upon our adoption of Accounting Standard Codification 842 - “Leases” effective January 1, 2019, we elected the practical expedient to not separate lease and non-lease components and thus present rental revenue in a single line item in our consolidated statements of income and comprehensive income.  For the three months ended March 31, 2019, we recognized $248.6 million of property revenue which consisted of approximately $220.1 million of rental revenue and approximately $28.5 million of amounts received under contractual terms for other services considered to be non-lease components within our lease contracts.   This compares to property revenue of $230.7 million recognized for the three months ended March 31, 2018, made up of approximately $203.5 million of rental revenue and approximately $27.2 million of amounts received under contractual terms for other services considered to be non-lease components within our lease contracts.

Note: Please refer to the following pages for definitions and reconciliations of all non-GAAP financial measures presented in this document.

CAMDEN	FUNDS FROM OPERATIONS
(In thousands, except per share and property data amounts)

(Unaudited)

	Three Months Ended March 31,
	2019	2018
FUNDS FROM OPERATIONS

Net income attributable to common shareholders	$38,613	$39,395
Real estate depreciation and amortization	78,675	68,595
Adjustments for unconsolidated joint ventures	2,231	2,247
Income allocated to non-controlling interests	1,144	1,130
Funds from operations	$120,663	$111,367

Less: recurring capitalized expenditures (a)	(9,655)	(9,999)

Adjusted funds from operations	$111,008	$101,368

PER SHARE DATA
Funds from operations - diluted	$1.22	$1.15
Adjusted funds from operations - diluted	1.12	1.04
Distributions declared per common share	0.80	0.77

Weighted average number of common shares outstanding:
FFO/AFFO - diluted	98,797	97,124

PROPERTY DATA
Total operating properties (end of period) (b)	164	158
Total operating apartment homes in operating properties (end of period) (b)	55,945	54,181
Total operating apartment homes (weighted average)	47,957	46,353

(a) Capital expenditures necessary to help preserve the value of and maintain the functionality at our communities.

(b) Includes joint ventures and properties held for sale, if any.

Note: Please refer to the following pages for definitions and reconciliations of all non-GAAP financial measures presented in this document.

CAMDEN	BALANCE SHEETS
(In thousands)

(Unaudited)

	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018
ASSETS
Real estate assets, at cost
Land	$1,127,485	$1,098,526	$1,088,293	$1,066,077	$1,053,578
Buildings and improvements	7,057,101	6,935,971	6,828,068	6,620,169	6,494,229
	8,184,586	8,034,497	7,916,361	7,686,246	7,547,807
Accumulated depreciation	(2,479,875)	(2,403,149)	(2,328,092)	(2,255,737)	(2,185,452)
Net operating real estate assets	5,704,711	5,631,348	5,588,269	5,430,509	5,362,355
Properties under development, including land	307,981	293,978	315,904	373,350	399,903
Investments in joint ventures	21,955	22,283	24,664	26,205	26,863
Total real estate assets	6,034,647	5,947,609	5,928,837	5,830,064	5,789,121
Accounts receivable – affiliates	21,337	22,920	22,605	23,473	23,397
Other assets, net (a)(b)	217,663	205,454	228,468	204,717	199,420
Cash and cash equivalents	6,092	34,378	8,529	64,071	101,401
Restricted cash	5,655	9,225	10,061	9,581	15,036
Total assets	$6,285,394	$6,219,586	$6,198,500	$6,131,906	$6,128,375

LIABILITIES AND EQUITY
Liabilities
Notes payable
Unsecured	$2,079,136	$1,836,427	$1,394,178	$1,339,659	$1,339,142
Secured	45,683	485,176	865,431	865,629	865,798
Accounts payable and accrued expenses (b)	126,964	146,866	140,046	127,777	123,706
Accrued real estate taxes	30,891	54,358	70,174	52,461	29,061
Distributions payable	80,771	74,982	74,976	75,071	75,083
Other liabilities (b)(c)	195,629	183,999	178,898	156,767	157,002
Total liabilities	2,559,074	2,781,808	2,723,703	2,617,364	2,589,792

Commitments and contingencies
Non-qualified deferred compensation share awards	—	52,674	60,874	85,938	76,174

Equity
Common shares of beneficial interest	1,064	1,031	1,030	1,027	1,026
Additional paid-in capital	4,527,659	4,154,763	4,147,278	4,132,404	4,132,056
Distributions in excess of net income attributable to common shareholders	(526,856)	(495,496)	(466,512)	(436,575)	(396,596)
Treasury shares, at cost	(349,655)	(355,804)	(355,825)	(355,752)	(356,687)
Accumulated other comprehensive income (d)	616	6,929	14,031	8,794	3,579
Total common equity	3,652,828	3,311,423	3,340,002	3,349,898	3,383,378
Non-controlling interests	73,492	73,681	73,921	78,706	79,031
Total equity	3,726,320	3,385,104	3,413,923	3,428,604	3,462,409
Total liabilities and equity	$6,285,394	$6,219,586	$6,198,500	$6,131,906	$6,128,375

(a) Includes net deferred charges of:	$5,081	$242	$538	$724	$929

(b) Includes net asset/(liability) and interest receivable/(payable) fair value of derivative instruments:	($13,370)	($7,433)	$15,674	$10,472	$5,291

(c) Includes deferred revenues of:	$659	$552	$603	$659	$536

(d) Represents the unrealized net loss and unamortized prior service costs on post retirement obligations, and unrealized net gain on cash flow hedging activities.

CAMDEN	NON-GAAP FINANCIAL MEASURES
DEFINITIONS & RECONCILIATIONS
(In thousands, except per share amounts)

(Unaudited)

This document contains certain non-GAAP financial measures management believes are useful in evaluating an equity REIT's performance. Camden's definitions and calculations of non-GAAP financial measures may differ from those used by other REITs, and thus may not be comparable. The non-GAAP financial measures should not be considered as an alternative to net income as an indication of our operating performance, or to net cash provided by operating activities as a measure of our liquidity.

FFO

The National Association of Real Estate Investment Trusts (“NAREIT”) currently defines FFO as net income (computed in accordance with accounting principles generally accepted in the United States of America ("GAAP")), excluding depreciation and amortization related to real estate, gains (or losses) from the sale of certain real estate assets (depreciable real estate), impairments of certain real estate assets (depreciable real estate), gains or losses from change in control, and adjustments for unconsolidated joint ventures to reflect FFO on the same basis. Our calculation of diluted FFO also assumes conversion of all potentially dilutive securities, including certain non-controlling interests, which are convertible into common shares. We consider FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses on dispositions of depreciable real estate, and depreciation, FFO can assist in the comparison of the operating performance of a company’s real estate investments between periods or to different companies. The FFO definition as restated in 2018 allows companies an option to also exclude gains and losses on sales or impairment charges on real estate assets incidental to a company's business. We did not elect this option, and as a result, the definition of FFO as restated did not have an impact on our calculation upon adoption on January 1, 2019. A reconciliation of net income attributable to common shareholders to FFO is provided below:

Adjusted FFO

In addition to FFO, we compute Adjusted FFO ("AFFO") as a supplemental measure of operating performance. AFFO is calculated utilizing FFO less recurring capital expenditures which are necessary to help preserve the value of and maintain the functionality at our communities. Our definition of recurring capital expenditures may differ from other REITs, and there can be no assurance our basis for computing this measure is comparable to other REITs. A reconciliation of FFO to AFFO is provided below:

	Three Months Ended March 31,
	2019	2018
Net income attributable to common shareholders	$38,613	$39,395
Real estate depreciation and amortization	78,675	68,595
Adjustments for unconsolidated joint ventures	2,231	2,247
Income allocated to non-controlling interests	1,144	1,130
Funds from operations	$120,663	$111,367

Less: recurring capitalized expenditures	(9,655)	(9,999)

Adjusted funds from operations	$111,008	$101,368

Weighted average number of common shares outstanding:
EPS diluted	97,041	96,046
FFO/AFFO diluted	98,797	97,124

	Three Months Ended March 31,
	2019	2018
Total Earnings Per Common Share - Diluted	$0.40	$0.41
Real estate depreciation and amortization	0.80	0.71
Adjustments for unconsolidated joint ventures	0.02	0.02
Income allocated to non-controlling interests	—	0.01
FFO per common share - Diluted	$1.22	$1.15

Less: recurring capitalized expenditures	(0.10)	(0.11)

AFFO per common share - Diluted	$1.12	$1.04

CAMDEN	NON-GAAP FINANCIAL MEASURES
DEFINITIONS & RECONCILIATIONS
(In thousands, except per share amounts)

(Unaudited)

Expected FFO

Expected FFO is calculated in a method consistent with historical FFO, and is considered an appropriate supplemental measure of expected operating performance when compared to expected earnings per common share (EPS). Guidance excludes gains, if any, on properties not currently held for sale due to the uncertain timing and extent of property dispositions and the resulting gains/losses on sales. A reconciliation of the ranges provided for diluted EPS to expected FFO per diluted share is provided below:

	2Q19	Range	2019	Range
	Low	High	Low	High
Expected earnings per common share - diluted	$0.39	$0.43	$1.56	$1.72
Expected real estate depreciation and amortization	0.82	0.82	3.30	3.30
Expected adjustments for unconsolidated joint ventures	0.02	0.02	0.09	0.09
Expected income allocated to non-controlling interests	0.01	0.01	0.04	0.04
Expected FFO per share - diluted	$1.24	$1.28	$4.99	$5.15

Note: This table contains forward-looking statements. Please see the paragraph regarding forward-looking statements earlier in this document.

Net Operating Income (NOI)

NOI is defined by the Company as property revenue less property operating and maintenance expenses less real estate taxes. NOI is further detailed in the Components of Property NOI schedules on page 11 of the supplement. The Company considers NOI to be an appropriate supplemental measure of operating performance to net income attributable to common shareholders because it reflects the operating performance of our communities without allocation of corporate level property management overhead or general and administrative costs. A reconciliation of net income attributable to common shareholders to net operating income is provided below:

	Three months ended March 31,
	2019	2018
Net income	$39,721	$40,525
Less: Fee and asset management income	(1,843)	(1,998)
Less: Interest and other income	(298)	(793)
Less: (Income)/Loss on deferred compensation plans	(10,356)	205
Plus: Property management expense	6,657	6,639
Plus: Fee and asset management expense	1,184	965
Plus: General and administrative expense	13,308	12,223
Plus: Interest expense	20,470	20,374
Plus: Depreciation and amortization expense	80,274	70,224
Plus: Expense/(Benefit) on deferred compensation plans	10,356	(205)
Less: Equity in income of joint ventures	(1,912)	(1,829)
Plus: Income tax expense	168	388
NOI	$157,729	$146,718

"Same Property" Communities	$134,682	$129,979
Non-"Same Property" Communities	19,723	15,338
Development and Lease-Up Communities	1,820	(2)
Dispositions/Other	1,504	1,403
NOI	$157,729	$146,718

CAMDEN	NON-GAAP FINANCIAL MEASURES
DEFINITIONS & RECONCILIATIONS
(In thousands, except per share amounts)

(Unaudited)

Adjusted EBITDA

Adjusted EBITDA is defined by the Company as earnings before interest, taxes, depreciation and amortization, including net operating income from discontinued operations, excluding equity in (income) loss of joint ventures, (gain) loss on sale of unconsolidated joint venture interests, gain on acquisition of controlling interest in joint ventures, gain on sale of operating properties including land, net of tax, loss on early retirement of debt and income (loss) allocated to non-controlling interests. The Company considers Adjusted EBITDA to be an appropriate supplemental measure of operating performance to net income attributable to common shareholders because it represents income before non-cash depreciation and the cost of debt, and excludes gains or losses from property dispositions. Annualized Adjusted EBITDA is Adjusted EBITDA as reported for the period multiplied by 4 for quarter results. A reconciliation of net income attributable to common shareholders to Adjusted EBITDA is provided below:

	Three months ended March 31,
	2019	2018
Net income attributable to common shareholders	$38,613	$39,395
Plus: Interest expense	20,470	20,374
Plus: Depreciation and amortization expense	80,274	70,224
Plus: Income allocated to non-controlling interests from continuing operations	1,108	1,130
Plus: Income tax expense	168	388
Less: Equity in income of joint ventures	(1,912)	(1,829)
Adjusted EBITDA	$138,721	$129,682
Annualized Adjusted EBITDA	$554,884	$518,728

Net Debt

Net Debt is defined by the Company as the average monthly balance of Total Debt during the period, less the average monthly balance of Cash and Cash Equivalents during the period.

	Average monthly balance for
	the three months ended March 31,
	2019	2018
Unsecured notes payable	$2,081,233	$1,338,971
Secured notes payable	271,936	865,859
Total debt	2,353,169	2,204,830
Less: Cash and cash equivalents	(138,748)	(111,621)
Net debt	$2,214,421	$2,093,209

Net Debt to Annualized Adjusted EBITDA

	Three months ended March 31,
	2019	2018
Net debt	$2,214,421	$2,093,209
Annualized Adjusted EBITDA	554,884	518,728
Net Debt to Annualized Adjusted EBITDA	4.0x	4.0x